UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

June 30, 2023

Date of Report (Date of earliest event reported)

PhenomeX Inc.

(Exact name of registrant as specified in its charter)

Delaware	35-2415390
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

001-39388

(Commission File Number)

5858 Horton Street, Suite 320
Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

(510) 858-2855

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.00005 par value	CELL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On June 30, 2023, PhenomeX Inc. (the “Company”) repaid in full all outstanding indebtedness under the Second Amended and Restated Loan and Security Agreement (the “PhenomeX Credit Agreement”), dated as of March 21, 2023, among, inter alios, Company, IsoPlexis Corporation, a Delaware corporation and East West Bank, a California banking corporation (“East West Bank”), as Bank and upon such repayment, the PhenomeX Credit Agreement and all related guarantees and loan documents were terminated and have no further force and effect. The PhenomeX Credit Agreement payoff amount included the principal amount of $70.0 million, an early termination fee of $700,000 plus accrued but unpaid interest, fees and expenses, which satisfied all of the Company’s indebtedness obligations thereunder. In connection with the repayment of such outstanding indebtedness obligations by the Company, all security interests, liens, pledges, financing statements, mortgages and other charges of whatever nature against the collateral and other encumbrances held by East West Bank securing the obligations of any loan party under the PhenomeX Credit Agreement were automatically and irrevocably terminated and released. The Company funded the repayment of the obligations under the PhenomeX Credit Agreement with approximately $71.3 million in cash on hand.

Item 8.01 Other Events.

On July 7, 2023, the Company announced that its Board of Directors (the “Board”), with the support of management and legal advisors, has launched a process to explore, review and evaluate a range of potential strategic alternatives focused on addressing capital requirements and maximizing stockholder value. The Board has approved management’s engagement of financial and legal advisors.

There can be no assurance that any offers will be made or accepted, that any agreement will be executed, or that any transaction will be consummated, in connection with the strategic alternatives or capital raising processes. The Company does not intend to make further announcements about the strategic alternatives or capital raising processes unless and until the Board has approved a specific transaction or otherwise determines that further disclosure is appropriate or necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2023	PhenomeX Inc.

	By:	/s/ Scott Chaplin
Scott Chaplin
Chief Legal Officer